UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 19, 2008 (August 15, 2008)
ADVOCAT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of	(Commission File	(Employer Identification
incorporation)	Number)	Number)
1621 Galleria Boulevard, Brentwood, TN
(Address of principal executive offices)
(615) 771-7575
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.
     The Company entered into an amendment to the Rights Agreement, dated as of August 15, 2008 (the “Second Amendment”), a copy of which is attached hereto as Exhibit 99.1. In the Second Amendment, the Company has increased the Exercise Price of the Rights under the Rights Agreement to $50, has extended the Expiration Date of the Rights under the Rights Agreement to August 2, 2018, and has added a share exchange feature that provides the Company’s Board of Directors with the option of exchanging, in whole or in part, each Right (other than those of a hostile acquiring holder) for one share of the Company’s common stock.
     The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to the attached exhibits.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

Number	Exhibit
99.1
Second Amendment to Amended and Restated Rights Agreement, dated as of August 15, 2008, between Advocat, Inc. and Computershare Trust Company, N.A., a federally chartered trust company, as successor to SunTrust Bank, filed with the Company’s Registration Statement on Form 8-A/A filed on August 19, 2008, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: August 18, 2008

EXHIBIT INDEX

Number	Exhibit
99.1
Second Amendment to Amended and Restated Rights Agreement, dated as of August 15, 2008, between Advocat Inc. and Computershare Trust Company, N.A., a federally chartered trust company, as successor to SunTrust Bank, filed with the Company’s Registration Statement on Form 8-A/A filed on August 19, 2008, and incorporated herein by reference.